EXHIBIT 23(a)


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                      Jorden Burt Boros Cicchetti Berenson & Johnson
                                 Suite 400 East
                       1025 Thomas Jefferson Street, N.W.
                             Washington, D.C. 20007

                                 April 16, 1998

First Great-West Life & Annuity Insurance Company
125 Wolf Road
Albany, New York 12205

      Re:   Amendment No. 1 to the Registration Statement on Form S-1
            File No.
333-36917

Ladies and Gentlemen:

      We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the Contracts described herein. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus filed today with the Securities and Exchange Commission.

                        Very truly yours,

                        /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP

                        JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP